UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2020, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) approved a Long Term Incentive Plan (the “LTI Plan”) as a sub-plan consisting of awards made under the Company’s 2018 Omnibus Incentive Plan.  The participants in the LTI Plan are members of senior management and include the Company’s named executive officers.

The LTI Plan will consist of three award components: (1) relative total shareholder return (“TSR”) performance shares, (2) absolute TSR performance shares, and (3) time-vesting restricted stock units.  The performance shares granted in fiscal year 2020 will be earned over the three-year performance period ending on October 31, 2022, but will remain subject to a continued service-based vesting requirement until the third anniversary of the date of grant.  The performance goal for the relative TSR performance shares is the TSR of the Company relative to the TSR of the Russell 2000 from May 8, 2020 through October 31, 2022.  The performance goal for the absolute TSR performance shares is an increase in the Company’s stock price from May 8, 2020 through October 31, 2022.  The time-vesting restricted stock units granted in fiscal year 2020 will vest at a rate of one-third (1/3) of the total number of restricted stock units on each of the first three anniversaries of the date of grant.  None of the awards granted as part of the LTI Plan include any dividend equivalent or other stockholder rights.  To the extent the awards are earned, they may be settled in shares or cash of an equivalent value.

The foregoing description is a summary only and is qualified by the Long Term Incentive Plan that is filed herewith as Exhibit 10.1, the Form of Relative TSR Performance Share Award Agreement that is filed herewith as Exhibit 10.2, the Form of Absolute TSR Performance Share Award Agreement that is filed herewith as Exhibit 10.3 and the Form of Restricted Stock Unit Award Agreement (U.S. Employees) previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated April 5, 2018.

The target award values under the LTI Plan for the named executive officers of the Company are as follows:

Named Executive Officer	Target LTI Plan Award
Jason Few President, Chief Executive Officer and Chief Commercial Officer	$500,000
Michael S. Bishop Executive Vice President, Chief Financial Officer and Treasurer	$250,000
Jennifer D. Arasimowicz Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	$235,000
Michael J. Lisowski Executive Vice President and Chief Operating Officer	$220,000
Anthony J. Leo Executive Vice President and Chief Technology Officer	$110,000

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

10.1	FuelCell Energy, Inc. Long Term Incentive Plan as approved August 24, 2020.

10.2	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Performance Share Award (Relative TSR).

10.3	Form of FuelCell Energy, Inc. 2018 Omnibus Incentive Plan Performance Share Award (Absolute TSR).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 24, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer